UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 14, 2007
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
On June 14, 2007, we issued a press release announcing that, after completing a review of our worldwide operations, we are planning to close our manufacturing, distribution and administrative facility located in Toulon, France.
Consistent with the June 14, 2007, announcement, management continues to estimate that the pre-tax restructuring costs related to the closing of the Toulon facilities will be in the range of approximately $20 million to $25 million. These charges include both cash and non-cash items such as asset impairment charges, severance and other termination benefits, external legal and professional fees, and other costs.
On November 1, 2007, management determined its estimate of restructuring charges by category type, as follows:
•	Severance and other termination benefits are estimated to range from $14 million to $15 million. Of this amount, approximately $10.8 million has been recognized as expense during the first nine months of 2007.

•	Non-cash asset impairment charges are estimated to range from $3 million to $4 million. Of this amount, approximately $2.8 million was recorded during the second quarter of 2007 based upon a third-party appraisal for real estate and management’s estimated salvage value for machinery and equipment.

•	External legal and professional fees are estimated to range from approximately $2 million to $3 million. Of this amount, approximately $1.0 million has been recognized as expense during the first nine months of 2007.

•	Other restructuring related costs are estimated to range from $1 million to $3 million.
While we expect that the closure of the facilities will be substantially completed by the end of this year, and while we are working to complete other restructuring-related activities in order to record the majority of the remaining charges in the fourth quarter of 2007, it is likely that a portion of the remaining restructuring charges will be recognized in 2008.
This Form 8-K/A contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company’s filings with the Securities and Exchange Commission (including the Company’s annual report on Form 10-K for the year ended December 31, 2006, under the heading, “Risk Factors” and its quarterly reports), which could cause the Company’s actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. Readers should not place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this Form 8-K/A. The Company assumes no obligation to update any forward-looking statement after this date.
Item 2.06 Material Impairments.
The information provided in Item 2.05 is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 1, 2007

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer

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